Exhibit 99.1

INTERDIGITAL ISSUES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER 2022

WILMINGTON, DE. - January 19, 2023 - InterDigital, Inc. (NASDAQ:IDCC), a mobile and video technology research and development company, today announced selected and unaudited preliminary financial results for the quarter ended December 31, 2022.

●	The company expects total revenue to be approximately $114 million, including recurring revenue of $101 million. The update from the company’s prior expectation of $98 to $102 million is driven primarily by new agreements signed in the second half of the quarter.

●	The company expects operating expenses to be approximately $79 million, updated from its previous expectation of $76 to $79 million.

●	The company expects net non-operating income[1] will be approximately $1 million, updated from its previous expectation of net non-operating expense[1] of $4 to $6 million. The increase in the company’s expectation was driven by higher interest income, as well as foreign currency gains.

●	Net income[2] is expected to be approximately $28 million, or $0.93 per diluted share.

●	Adjusted EBITDA[3] is expected to be approximately $60 million.

●	Cash and cash equivalents, restricted cash and short-term investments are expected to total $1.2 billion as of December 31, 2022, and include approximately $400 million of customer receipts during fourth quarter 2022.

The company has not yet finalized its financial results for the quarter and full year ended December 31, 2022. These preliminary financial results reflect the company’s current estimates, based on information available to management as of the date of this release, and are subject to further changes upon completion of the company’s standard quarter and year-end closing procedures. This update does not present all necessary information for an understanding of InterDigital’s financial condition as of the date of this release, or its results of operations for the fourth quarter and full year ended December 31, 2022. As InterDigital completes its quarter-end and year-end financial close processes and finalizes its financial statements for the quarter and year-end, it will be required to make significant judgments in a number of areas and expects to receive new information including customer royalty reports for periods ended December 31, 2022. It is possible that InterDigital may identify items or receive new information that require it to make adjustments to the preliminary financial information set forth above and those changes could be material. InterDigital does not intend to update such financial information prior to release of its final fourth quarter and full year ended December 31, 2022 financial statement information, which is currently scheduled for Wednesday, February 15, 2023.

Conference Call and Webcast Information

InterDigital executives will host a conference call on Wednesday, February 15, 2023 at 10:00 a.m. Eastern Time (ET) to discuss the company's performance.

For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.

For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.

An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.

About InterDigital®

InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on NASDAQ.

InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit the InterDigital website: www.interdigital.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (ix) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (x) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xi) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal proceedings or adverse rulings in such proceedings; (xii) the timing and impact of potential administrative and legislative matters; (xiii) changes or inaccuracies in market projections; (xiv) our ability to obtain liquidity though debt and equity financings; (xv) the potential effects that corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvi) changes in our business strategy; and (xvii) changes or inaccuracies in our expectations with respect to royalty payments by our customers.

We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes

1            Net non-operating income (expense) is comprised of interest expense and other income (expense).

2            Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.

3            Adjusted EBITDA is a supplemental non-GAAP financial measure that InterDigital believes provides investors with important insight into the company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital, Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items may include restructuring costs, impairment charges and other non-recurring items. InterDigital’s computation of Adjusted EBITDA might not be comparable to Adjusted EBITDA reported by other companies. The presentation of Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure, is provided below.

RECONCILIATION OF NON-GAAP MEASURE

The table below presents a reconciliation of the preliminary fourth quarter 2022 Adjusted EBITDA to the preliminary fourth quarter 2022 net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in millions):

For the three months ended
December 31, 2022
Net income attributable to InterDigital, Inc.	$28
Net loss attributable to non-controlling interest	0
Income tax provision	8
Other (income) expense, net & interest expense	(1)
Depreciation and amortization	19
Share-based compensation	6
Other items	0
Adjusted EBITDA[3]	$60

CONTACT:	InterDigital, Inc.:
investor.relations@interdigital.com
+1 (302) 300-1857